Exhibit 10.3

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

SERVICE AGREEMENT
BETWEEN
GEOVIC, LTD.
AND
MINERAL SERVICES, LLC.
EFFECTIVE JUNE 6, 2004

THE AGREEMENT:

This Agreement is entered into this 6th day of June, 2004, between Geovic Ltd. (hereinafter referred to as “Geovic”; and, Mineral Services, LLC., with its address at 142 Stratford Avenue, Garden City, NY 11530 (hereinafter referred to as “MS”).

Whereas, MS employs its owner, Michael Mason as technical and marketing consultant; and, represents that MS has the expertise in performing the services specified herein; and,

Whereas, Geovic desires to retain the services of MS to perform services specified herein, in connection with properties, mineral resources, production, operation and marketing activities of Geovic’s Cobalt-Nickel Project in Cameroon (hereinafter Geovic’s assets).

Geovic and MS agree as follows:

SERVICE DESCRIPTION:
The priorities and intent under this under this agreement shall be for MS to:

1.	Secure funding, partners and business transactions to advance the development of Geovic’s assets.
2.	Develop markets for Geovic’s products.
3.	Provide technical support, innovation and efficiency to the development and operation of Geovic’s process plant and project.

Project Technical and Commercial Evaluation Phase:
MS shall support, assist, and direct, as mutually agreed between Geovic and MS from time to time in writing, including, but not limited to Geovic’s technical and commercial evaluation, financing, project development, logistics and marketing of products associated with Geovic’s assets. Further, MS shall, subject to Geovic’s agreement, identify and introduce firms who may have interest to participate in the development of Geovic’s assets. MS shall develop and implement strategies related to the development of Geovic’s assets where Geovic deems appropriate.

____________________________
Email: mtmason@optonline.net

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

Project Engineering, Financing, and Development Phase:
MS’s services, with Geovic’s support and approval, will include identification, evaluation and recommendation of appropriate engineering and consulting firms for project development of Geovic’s assets; identification, evaluation, and recommendation of project staff and employees for the development and operation of Geovic’s assets. During this phase MS will assist Geovic with the negotiation and execution of letters of intent and final marketing agreements for the consumption of products to be produced by Geovic’s assets; and, project financing agreements for the development of Geovic’s assets.

MS’s services may include or be associated with: technical support, transportation, insurance, risk management programs (including hedge and derivative applications to metal prices and foreign exchange), financing and/or leasing of equipment, project funding, inventory and receivable funding, merger and acquisition funding, market evaluation, identification and introduction of consumers, negotiation of product sales or conversion agreements, drafting of product sales or conversion agreements, development of contract administration operations and training of staff required to manage contracts, treasury and banking operations, and assistance to general management functions as related to these operations.

Project Commissioning and Operational Phase:
MS, subject to Geovic’s agreement, will assist Geovic’s management during the commissioning and operational implementation period and will continue in this position subject to a period mutually agreed between MS and Geovic.

SERVICE FEE SCHEDULE:

A)    Project Technical and Commercial Evaluation Phase:

Quarterly Retainer:

US Dollars 10,000.00 (ten thousand point zero zero) per quarter, based upon time allocated to the above services of not less than 10 (ten) days per quarter (“Effective Days per Quarter”) at the unit rate of US Dollars 1, 000.00 (one thousand point zero zero) per day. Should the time demanded to perform the above services reasonably exceed 10 (ten) days per quarter, Geovic and MS shall mutually agree upon a premium for such excess time to be provided to MS. As an “Up-Front Retainer”, MS shall be granted 5,000 share options of Geovic stock based on a share price of $9.00 per share (six point zero zero dollars per share) with an exercise price of $2.25 per share (two point two five cents per share), which is 25% of the option share price and in accordance with Geovic’s current stock option plan approved by the Directors of the Company. These share options shall remain in effect for a period of ten (10) years from the date of issuance of such share options.

____________________________
Email: mtmason@optonline.net

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

Success Fee:	A success fee shall be earned by MS in accordance with Schedule A attached and a part hereof.

Travel & Expenses:

All reasonable and direct MS travel and expenses as authorized and required by Geovic to perform the above services beyond MS’s service domicile (currently within the New York City metropolitan area) shall be for Geovic’s account.

B)    Project Engineering, Financing, and Development Phase:
The service fees defined under (A) above, shall be applicable under this Phase B, except that the Quarterly Retainer will be mutually agreed between MS and Geovic to define the amount, time allocated, and applicable rate.

C)    Project Commissioning and Operational Phase:
The service fees defined under (A) above, shall be applicable under this Phase C, except that the Quarterly Retainer will be mutually agreed between MS and Geovic to define the amount, time allocated, and applicable rate.

PAYMENT OF RETAINER, FEES, TRAVEL AND EXPENSES:

Quarterly Retainer:
The quarterly retainer shall be remitted at the end of each contractual quarter of this Agreement to MS by Geovic through wire-transfer to MS’s designated bank account and against MS’s telefaxed invoice (signed original invoice to follow by post or messenger service).

Success Fee:
Success fees as calculated above shall be remitted prior 30 days after execution and closing of any investment, as defined above, to MS by Geovic through wire-transfer to MS’s designated bank account and against MS’s telefaxed invoice (signed original invoice to follow by post or messenger service).

Travel And Expenses:
Travel and expenses shall be remitted promptly to MS by Geovic through wire-transfer to MS’s designated bank account and against MS’s telefaxed invoice, containing supporting documentation (signed original invoice to follow by post or messenger service).

DURATION:
This Agreement shall be effective for twelve months or 365 days from the Effective Date herein; and, continue thereafter for additional annual periods subject to 30 (thirty ) days written notice of termination by either party but subject to one year of “Tail Coverage” as described below. Termination of the Agreement does not terminate the rights or interests of either party or responsibility of either party to effect payment or perform services in accordance with the terms and conditions of this Agreement.

____________________________
Email: mtmason@optonline.net

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

In the event Geovic enters an applicable transaction from a source initiated by MS within one year after termination, Geovic shall pay MS as “Tail Coverage” in the amounts stipulated in Section 1(B) of Schedule A. Mr. D. Beling or his designee shall document the names and dates of MS’s contacts prior to Geovic’s obligation to pay such fee.

DELIVERABLES:
MS shall deliver a concise but complete report for each quarter during the term hereof. Such report shall include a summary of pertinent activities and recommendations concerning the funding, product marketing and technical/economic aspects of processing Geovic ores.

GOVERNING LAW:
This agreement is constructed and shall take effect as an agreement made in accordance with and shall be governed by the laws of the State of Colorado, USA.

ARBITRATION:
If any disputes shall arise between the parties with respect to any of the provisions of this Agreement or in the event that any term of this Agreement or any matter herein contained is referred to arbitration, the party desiring the arbitration may require same by giving written notice of arbitration to the other party. The arbitration shall be conducted in accordance with and pursuant to the rules and regulations of the American Arbitration Association, and provided that the costs of such arbitration shall be borne equally between the parties to the arbitration unless a majority of the arbitrators shall otherwise decide, and provided further that the place of arbitration shall be in Denver, Colorado, USA. A panel of three arbitrators shall be selected by mutual agreement from a list provided by the American Arbitration Association.

NOTICE:
Any notice or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given, if sent by telefax, personal hand delivery or registered mail and addressed to the party to whom notice is given as follows, or at such other address as may be provided in writing by one party to the other:

Geovic:                David C. Beling
                             Sr. Vice President – Operations
                             743 Horizon Court, Suite 300 A
                             Grand Junction, CO 81506
                             Telefax (970) 256-9241
                             Email: dbeling@geovic.net

____________________________
Email: mtmason@optonline.net

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

MS:                     Michael T. Mason
                             Managing Partner
                             142 Stratford Avenue
                             Garden City, New York 11530
                             USA
                             Telefax: 1 526 747 4937
                             Email: mtmason@optonline.net

NO RESTRICTION ON COMPETITION:
Each Party acknowledges that the other Party may currently or in the future be independently developing information with the benefit of Confidential Information disclosed by the Disclosing Party hereunder, or receiving information that is not Confidential Information in confidence from others having a right to make such disclosures. Such information may be similar or competitive to the Confidential Information received under this Agreement. This Agreement shall not be construed to imply that such Receiving Party will not develop products or processes, for itself or others, that compete with the products or processes described in the Disclosing Party’s Confidential Information, provided that the Receiving Party will not in any way utilize any of the Disclosing Party’s Confidential Information to develop such competing products or processes.

CONFIDENTIALITY:
In this Agreement, all information and data (“Information”), whether given orally or in written, computer file or other permanent form, relating to the Company, Geovic Cameron S.A. and other subsidiaries of the Company (together the “Group”) and their businesses and assets or any part thereof disclosed or provided to MS and all documents, computer files or other records prepared by MS which contain or are based on any such information or data. MS shall keep all information strictly confidential and shall not disclose the information, in whole or in part, to any person other than directors or employees of the Group, without the prior written consent of the Company. MS shall not use the information for any purpose whatsoever other than for the purpose of providing the Services.

EQUITABLE REMEDIES:
Each Party acknowledges that, in the event that it breaches any of its obligations under this Agreement, the Disclosing Party may suffer irreparable harm and that monetary damages may not be adequate to compensate the Disclosing Party for the breach. Accordingly, each Party agrees that, in the event of a breach or threatened breach by it or any of its Agents or any of the provisions of this Agreement, the Disclosing Party, in addition to, and not in limitation or derogation of, any other rights, remedies or damages available to it at law or in equity, shall be entitled to obtain, and the Receiving Party, on behalf of itself and its Agents, hereby consents to the granting of, a type of injunction, specific performance, or other equitable relief in order to prevent, restrain or remedy such breach or to prevent any further breach. The Parties hereby waive any requirement for the posting of bond or other security in connection with the granting to the Disclosing Party of such injunctive relief.

____________________________
Email: mtmason@optonline.net

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

ENUREMENT - NO ASSIGNMENT:
The provisions hereof shall enure to the benefit of the successors of the Parties hereto and their permitted assigns. This Agreement shall not be assignable, in whole or in part, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

ENTIRE AGREEMENT:
This Agreement contains the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions and writing with respect thereto. No modifications or alterations of the Agreement shall be effective unless made in writing and signed by both Parties hereto.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement effective as if the date first above written.

Geovic, Ltd.:

Per: /s/ David Beling
         David Beling/Sr. Vice President Operations

MINERAL SERVICES, LLC.

Per: /s/ Michael Mason
         Michael Mason/Managing Partner

____________________________
Email: mtmason@optonline.net

MINERAL SERVICES, LLC
142 Stratford Avenue
Garden City, NY 11530
USA
Tel: 1 516 248 6468
Fax: 1 516 747 4937

Schedule A

In the event Geovic, at its sole discretion, consummates a joint venture, sale or similar business transaction with any third Party; or accepts debt, public or private placement of equity or other funds, or investments from any third Party based on the efforts and contacts initiated or arranged by MS, Geovic shall pay fees to MS a “Finders/Success Fee” for each event based on the following schedule:

	Finders/Success Fee					Amount of Funds Secured or
					Share	Invested in the Company
Level	US $	+	%	+	Options*	or Project (US$) **
I	0.	+	3.00	+	2,500	up to 500,000.
II	15,000.	+	1.50	+	5,000	from 500,000. to 3,500,000.
III	60,000.	+	0.75	+	7,500	from 3,500,000. to 10,000,000.
IV	108,750.		NA	+	10,000	greater than 10,000,000

     * These share options will have an exercise price of twenty-five percent (25%) of the then prevailing price of Geovic shares or higher percentages as may be mandated by regulatory authorities or per changes in Geovic’s option plan approved by the Directors for all Geovic employees. The options shall remain in effect for a period of ten (10) years from the date of issuance of such share options. The levels above include accumulated payments for the four numerals.

     ** Amounts invested means all cash received or value of all shares issued to Geovic and all work expenditures (whether contractually required or not) incurred on the Project by any Party brought in by MS.

____________________________
Email: mtmason@optonline.net